SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                   ----------


                                    FORM 8-K


                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934



Date of Report (Date of earliest event reported)                May 19, 1998
                                                ----------------------------


                          SUNBURST ACQUISITIONS I, INC.
               (Exact name of registrant as specified in charter)



           Colorado                  000-22661                84-1383124
(State or other jurisdiction     (Commission File           (IRS Employer
       of Incorporation)              Number)            Identification No.)



                  4807 South Zang Way, Morrison, Colorado 80465
                  ---------------------------------------------
                    (Address of Principal Executive Offices)


Registrant's telephone number, including area code:             (303) 979-2404
                                                   ---------------------------


                       ---------------------------------
          (Former name or former address, if changed since last report)





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Item 5.  Other Material Information
         --------------------------
         Introduction

         On May 19, 1998, Sunburst Acquisitions I, Inc., a Colorado corporation ("Sunburst"), entered into a conditional agreement to acquire all of the issued and outstanding capital stock of Invu PLC, a company incorporated under English law ("Invu"), in exchange for shares (the "Share Exchange") of common stock, no par value, of Sunburst (the "Common Stock"), pursuant to a Share Exchange Agreement (the "Agreement") by and between Sunburst and Montague Limited, an Isle of Man company ("Montague").

         The following contains a brief summary of the Agreement and certain aspects of the Share Exchange. This summary does not purport to be complete and is qualified in its entirety by reference to the Agreement, a copy of which is attached hereto as Exhibit 2.1 and is incorporated herein by reference.

         The Share Exchange

         General. The Agreement provides that upon satisfaction of certain conditions, including, but not limited to, (i) the raising of the Offering Capital (as defined below) by Invu, (ii) receipt by Montague of a power of attorney from Halcyon Enterprises Plc, a company incorporated under English law ("Halcyon") to transfer its shares of Invu to Sunburst, and (iii) the conversion of all outstanding shares of Sunburst Preferred Stock into Sunburst Common Stock, Invu will become a wholly-owned subsidiary of Sunburst. As of May 19, 1998, Sunburst has a total of 2,190,000 shares of Common Stock issued and outstanding assuming the conversion of the Sunburst Preferred Stock. The Agreement contemplates that Montague and Halcyon (collectively, the "Invu Shareholders") will receive in the aggregate approximately 44,347,500 shares of Common Stock of Sunburst in exchange for all of the issued and outstanding share capital of Invu. The shares of Common Stock to be received by the Invu Shareholders in the Share Exchange will be issued in a transaction exempt from registration pursuant to Section 4(2) of the Securities Act of 1933, as amended (the "Securities Act") and, therefore, will be restricted stock. The Agreement further provides that, upon satisfaction of certain conditions, on the Closing Date, Sunburst will issue (i) shares of Common Stock to certain third-party investors (collectively, the "Investment Shareholders") in exchange for the aggregate net offering of at least $4,400,000 (the "Offering Capital"), and (ii) such number of shares of Common Stock to its consultant (the "Consultant") for introducing Invu to Sunburst equal to 5% of the total number of issued and outstanding shares of Common Stock after the Share Exchange and after taking into account the shares to be issued to the Investment Shareholders. The shares of Common Stock to be received by the Investment Shareholders will be issued pursuant to Regulation D of the Securities Act, and, therefore, will be restricted stock. The shares to be issued to the Consultant will be issued pursuant to a registration statement on Form S-8 under the Securities Act if permitted by applicable law, or, if not permitted, such shares shall be issued in a transaction exempt from registration under the Securities Act pursuant to
Section 4(2) of the Securities Act, and the Consultant shall be granted registration rights substantially similar to the registration rights, if any, granted to the Investment Shareholders. Invu does not have any agreements or understandings at this time with any prospective third party investors, and, therefore, the actual number of shares of Common Stock to be issued to the Investment Shareholders may vary depending upon negotiations with such third party investors and the aggregate net amount of the Offering Capital raised; provided, however, that the Agreement provides that the maximum number of shares of Common Stock to be issued to the Invu Shareholders, the Consultant and the Investment Shareholders shall not exceed 52,560,000 shares of Common Stock in the aggregate. It is contemplated that any reduction in shares issued to any of the foregoing shall be made to the shares to be issued to the Invu Shareholders.




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



         Assuming the consummation of the Share Exchange, the relative stock ownership of Sunburst will be as follows: (i) the Sunburst shareholders immediately prior to the Share Exchange - 4%; (ii) the Consultant - 5%; and
(iii) the Invu Shareholders and the Investment Shareholders - 91%.

         Directors and Officers of Sunburst. Effective on the Closing Date, the existing directors and officers of Sunburst will resign and Montague will appoint new directors and officers of Sunburst.

         Transaction Fees. The Agreement provides, and the Consultant has agreed pursuant to his consulting agreement with Sunburst, that in the event that the Share Exchange and the other transactions contemplated by the Agreement are not consummated, the Consultant will pay all expenses and costs incurred by Sunburst and Invu in connection with the Agreement and the transactions contemplated thereby.

         Termination. The Agreement may be terminated prior to the Effective Date (as defined in the Agreement) by: (i) mutual consent of the board of directors of Sunburst and Montague for any reason; (ii) Sunburst, if Montague has failed to comply in any material respect with any of its covenants or agreements under the Agreement that are required to be complied with prior to the date of such termination; (iii) Montague, if Sunburst has failed to comply in any material respect with any of their covenants or agreements under the
Agreement that are required to be complied with prior to the date of such termination; (iv) either Sunburst or Montague, if the closing does not take place prior to the 90th day following the date of the Agreement, unless such delay is attributable to actions by a Governmental Entity (as defined in the Agreement); or (v) either Sunburst or Montague, if a Governmental Entity has permanently enjoined or prohibited consummation of the Share Exchange and such court or government action is final and nonappealable.

         INVU

         General. Invu is a software development company incorporated on May 23, 1997 under the laws of the United Kingdom. The principal executive office of Invu and its subsidiaries is located at The Beren, Blisworth Hill Farm, Stoke Road, Blisworth, Northamptonshire NN7 3DB. Invu has two (2) wholly-owned subsidiaries, Invu Services Limited, a company incorporated under English law ("Invu Services"), and Invu International Holdings Limited, a company incorporated under English law ("Invu Holdings" and together with Invu and Invu Services, collectively, the "Invu Group"). The former is the sales, marketing and trading company and the latter holds the intellectual property rights to the INVU software.

         Management.

         David Morgan - Mr. Morgan is 38 years old and graduated in 1982 from the University of Warwick with a Bachelor of Laws degree, with honors. From 1982 to 1986, he was assistant to the Director of the Industrial & Marine Division of Rolls Royce plc. From 1986 to 1991, he was Group Commercial Manager of Blackwood Hodge plc, a worldwide distributor of construction and earthmoving equipment. From 1991 to 1992, he was managing director of Hunsbury Computer Services Ltd, a systems integrator and subsidiary of Blackwood Hodge. From 1992 to 1995, he was Managing Director of the UK subsidiary of Network Imaging Inc., an international software and systems house. From 1995 to 1996, he was Managing Director of Orchid Ltd, a UK systems house. From 1996 to date, he has been the Chief Executive Officer of Invu.

         Martyn Doherty (Finance Director) - Mr. Doherty is 41 years old, a qualified chartered accountant and was a partner in a firm of accountants from 1981 to 1993. He carried out a management buy in of a large motor retailer in 1996. Martyn brought the MBI company to a full UK stock exchange listing in November 1996 with a market capitalization of Pounds Sterling 90 million. He left the Car Group in November 1997 and became a director of Invu in December 1997.




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



         Paul O'Sullivan (Director of Development) - Mr. O'Sullivan is 28 years old and graduated from the University of Birmingham with a Bsc (Honors) degree in Computer Sciences. From September 1992 to January 1994 he was a software engineer with British Telecom, and from January 1994 to October 1995 was a senior systems analyst with Abbey National plc. From October 1995 to May 1996 he was a senior system developer with Orchid Limited. Between May 1996 and November 1997 Paul was a consultant to British Telecom, Royal Bank of Scotland and Pearl Assurance before joining Invu as Director of Development.

         Product.

         Invu's  business  is  to  develop  and  sell  software  for  electronic
management  of  many  types  of   information   and  documents  such  as  forms,
correspondence, literature, faxes and technical drawings

         Invu's software programs operate on networked PC and client server systems and allow documents of any size to be scanned onto computer memory and retrieved instantly. Invu plans to sell four variations of the software program "INVU," all concerned with the storage and retrieval of documents as follows:

         i.   INVU SOLO:  Entry level information and document management.

         ii.  INVU PRO Version 4.0: as SOLO but with certain advanced features.

         iii. INVU PRO Network Edition - Multi User.

         iv. INVU WEBFAST: Information and document retrieval over the internet via a browser.

         Major Contracts. The Invu Group has entered into (i) a Reseller Agreement, dated as of March 16, 1998, by and between Invu Services and Computer Associates Plc, and (ii) a Limited Manufacturing Agreement, dated as of March 25, 1998, by and between Invu Services and Centura. These contracts involve joint marketing, press releases and the use of combined technologies. Both Computer Associates Plc and Centura will be endorsing INVU by use of their own logotypes on INVU materials and shrink-wrap packaging containing the software. Invu plans to open an office in the United States by the end of 1998 and to launch sale of its products to the public on June 30, 1998.

         Certain of the information contained in this Report on Form 8-K constitutes forward looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended, that involves certain risks and uncertainties. The actual results that are achieved may differ materially from any forward looking statements due to such risks and uncertainties. Although Sunburst believes that the expectations reflected in such forward looking statements are based upon reasonable assumptions, it can give no assurance that its expectations will be achieved. Subsequent written and oral forward looking statements attributable to Sunburst or persons acting on its behalf are expressly qualified in their entirety by reference to such risks and uncertainties.

         Exhibits.

         The following exhibits are furnished in accordance with Item 601 of Regulation S-K.

         2.1 Share Exchange Agreement, dated as of May 19, 1998, by and among Sunburst Acquisitions I, Inc. and Montague Limited. (The Disclosure Schedules and Exhibits have been omitted pursuant to Regulation S-B 601(b)(2)).





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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                  SUNBURST ACQUISITIONS I, INC.
                                  (Registrant)



Date:  June 5, 1998               By:
                                        ----------------------------------------
                                        ----------------------------------------
                                        President




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                                INDEX TO EXHIBITS




   Exhibit No.                      Exhibit                                 Page
   -----------                      -------                                 ----

       2.1         Share Exchange Agreement, dated as of May 19,               6
                   1998, by and between Sunburst Acquisitions I, Inc.
                   and Montague  Limited, which  includes  the Invu
                   Disclosure Schedule, the Sunburst Disclosure
                   Schedule and Exhibit 9(n) - Form of Release (the
                   Disclosure Schedules and Exhibits have been omitted pursuant to Regulation S-B 601(b)(2) but will be furnished to the Securities and Exchange Commission upon request).











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